UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of two stockholders holding a majority of the voting power of the outstanding capital stock of Advanced Environmental Petroleum Producers, Inc., a Florida corporation (the “Company,” “we,” “us,” or “our”), dated August 21, 2017, in lieu of a special meeting of the stockholders and in accordance with Section 607.0704 of the Florida Statutes:

(1)	To amend our articles of incorporation (“Articles of Incorporation”) to change our name from Advanced Environmental Petroleum Producers, Inc. to Oncolix, Inc.; and

(2)	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of (i) Company common stock, par value $0.0001 per share (“Common Stock”), from 500,000,000 shares to 950,000,000 shares and (ii) Company preferred stock, par value $0.0001 per share (“Preferred Stock”), from 100,000,000 shares to 250,000,000 shares, increasing the shares designated as series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”) from 100,000,000 shares to 150,000,000 shares of Series A Preferred Stock.

Stockholders of record at the close of business on August 21, 2017 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on September 28, 2017.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
September 6, 2017

/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

INFORMATION STATEMENT

(Preliminary)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of stockholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement on September 6, 2017 to our stockholders of record.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On August 21, 2017, we obtained consent from holders of a majority of the voting capital stock of the Company to amend our Articles of Incorporation as follows:

(1)	change our name from Advanced Environmental Petroleum Producers, Inc. to Oncolix, Inc.; and

(2)	amend the Company’s Articles of Incorporation to increase the number of authorized shares of (i) Company Common Stock from 500,000,000 shares to 950,000,000 shares and (ii) Company Preferred Stock from 100,000,000 shares to 250,000,000 shares, increasing the shares designated as Series A Preferred Stock from 100,000,000 shares to 150,000,000 shares of Series A Preferred Stock.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 103,536,703 shares of Common Stock and 63,038,284 shares of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into one share of Common Stock and votes on an as-converted basis), equating to total voting capital stock issued and outstanding of 166,574,987 shares.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the written consent in lieu of a meeting of two stockholders that in the aggregate own 48,000,000 shares of Common Stock and 56,110,680 shares of Series A Preferred Stock, representing approximately 63% of the voting power of our stockholders. Under Florida Statute 607.0725, the holders of a majority of our issued and outstanding voting capital stock constitute the requisite percentage required to amend the Articles of Incorporation.

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Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock and Series A Preferred Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

Are there appraisal right of approval?

No dissenters’ or appraisal rights under the Florida Business Corporation Law are afforded to the Company’s stockholders as a result of the approval of the action to amend the Articles of Incorporation.

Is consent to action in lieu of a meeting authorized under Florida law?

Florida statute 607.0704 provides that any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to Florida statute 607.0704, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 21, 2017, certain information concerning the beneficial ownership of our Common Stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of either our outstanding Common Stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Registration S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of August 21, 2017, there were 103,536,703 shares of Common Stock issued and outstanding and 63,038,284 shares of Series A Preferred Stock issued and outstanding that are voting and convertible into 63,038,284 shares of Common Stock, for an aggregate of 166,574,987 shares of voting capital stock issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, unless otherwise indicated.

Amount and Nature of Beneficial Ownership (Shares)
	Common Stock			Series A Preferred Stock			% of Total
Name and Address of Beneficial Owner	Shares		Percent	Shares		Percent	Voting Power
GHC Research Development Corporation, 300 East McBee Avenue, Suite 302, Greenville, South Carolina 29601	87,877,000	(2)	71.2%	39,877,000	(3)	48.1%	47.1	%(2)
Biovectra Inc., 11 Aviation Avenue Charlottetown, PEI Canada C1E 0A	10,000,000		9.7%	-		0.0%	6.0%
Texas Treasury Safekeeping Trust Company, Emerging Technology Program, Rusk State Office Building 208 East 10th Street, 4th Floor, Austin, Texas 78701	56,349,700	(4)	45.5%	56,349,700	(5)	67.7%	30.2	%(4)
Integrium LLC, 100 E. Hanover Ave., Suite 401 Cedar Knolls, NJ 07927	12,000,000	(6)	11.0%	12,000,000	(7)	17.4%	7.0	%(6)
Michael T Redman, Director and CEO, 14405 Walters Road, Ste , Houston, TX 77014	9,228,000	(8)	8.5%	28,000	(9)	0.0%	5.5	%(8)
J. Donald Payne, Director and Secretary, 14405 Walters Road, Ste , Houston, TX 77014	2,028,000	(10)	1.9%	28,000	(11)	0.0%	1.2	%(10)
All officers and directors as a group (2 persons)	11,256,000	(12)	10.2%	56,000	(13)	0.1%	6.8	%(12)

___________

(1)	Based upon an aggregate of 103,536,703 shares of Common Stock issued and outstanding and 63,038,284 shares of Series A Preferred Stock issued and outstanding as of August 21, 2017. All options and warrants are immediately exercisable.

(2)	Includes 19,938,500 shares of Common Stock issuable upon conversion of 19,938,500 shares of Series A Preferred Stock, and 19,938,500 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 19,938,500 shares of Series A Preferred Stock.

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(3)	Includes 19,938,500 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 19,938,500 shares of Series A Preferred Stock.

(4)	Includes 36,172,180 shares of Common Stock issuable upon conversion of 36,172,180 shares of Series A Preferred Stock, and 20,177,520 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 20,177,520 shares of Series A Preferred Stock.

(5)	Includes 20,177,520 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 20,177,520 shares of Series A Preferred Stock.

(6)	Includes 6,000,000 shares of Common Stock issuable upon conversion of 6,000,000 shares of Series A Preferred Stock, and 6,000,000 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 26,000,000 shares of Series A Preferred Stock.

(7)	Includes 6,000,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 6,000,000 shares of Series A Preferred Stock.

(8)	Includes options to acquire 4,800,000 shares of Common Stock and 14,000 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 14,000 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock.

(9)	Includes 14,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 14,000 shares of Series A Preferred Stock.

(10)	Includes options to acquire 1,600,000 shares of Common Stock and 14,000 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 14,000 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock.

(11)	Includes 14,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 14,000 shares of Series A Preferred Stock.

(12)	Includes options to acquire 6,400,000 shares of Common Stock and 28,000 shares of Common Stock issuable upon conversion of 28,000 shares of Series A Preferred Stock, and 28,000 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 28,000 shares of Series A Preferred Stock.

(13)	Includes 28,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 28,000 shares of Series A Preferred Stock

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AMENDMENT TO ARTICLES OF INCORPORATION

Corporate Name Change

The majority stockholders approved an action to amend and restate Article I of the Company’s Articles of Incorporation to change the Company’s name from “Advanced Environmental Petroleum Producers, Inc.” to “Oncolix, Inc.” The majority shareholders believe the name “Oncolix, Inc.” is more closely related to the business conducted by the Company. The board of directors agree with this assessment. The text of the amended and restated Article I of the Articles of Incorporation with respect to the corporate name is set forth in Appendix A.

Changing the name of the Company will not have any effect on the rights of existing stockholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any stock certificates they hold.

Amendment to Increase the Authorized Capital Stock

General

The majority stockholders approved an action to amend and restate Article IV of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 500,000,000 shares to 950,000,000 shares and the number of shares of Preferred Stock authorized for issuance from 100,000,000 shares to 250,000,000 shares, and (i) increasing the shares designated as Series A Preferred Stock from 100,000,000 shares to 150,000,000 shares of Series A Preferred Stock and (ii) reserving 100,000,000 shares of “blank check” Preferred Stock for future issuance upon terms designated in the future by the Board of Directors. The text of the amended and restated Article IV of the Articles of Incorporation with respect to the authorized shares of capital stock is set forth in Appendix A.

The terms of the additional shares of Common Stock authorized will be identical to those of the currently issued and outstanding shares of Common Stock. The terms of the additional shares of Series A Preferred Stock authorized will be identical to those of the currently outstanding shares of Series A Preferred Stock. As there are no “blank check” shares of preferred stock authorized, the newly authorized 150,000,000 shares of Preferred Stock will be issuable as determined by the board of directors without further shareholder approval required. The authorization of these additional shares of capital stock will not affect the relative voting power or equity interest of any shareholder. However, because holders of Common Stock and Series A Preferred Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company, the issuance of additional shares of Common Stock, Preferred Stock and/or Series A Preferred Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of capital stock. This amendment to the Articles of Incorporation and the creation of additional shares of authorized Common Stock, Preferred Stock and Series A Preferred Stock will not alter the current number of issued and outstanding shares of capital stock.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s Articles of Incorporation authorizes the issuance of 600,000,000 shares of capital stock, 500,000,000 of which are designated as Common Stock and 100,000,000 of which are designated as Preferred Stock, and all of such shares of Preferred Stock are designated as Series A Preferred Stock. As of the Record Date, there were 103,536,703 shares of Common Stock issued and outstanding and derivative securities issued and outstanding to purchase 240,048,622 shares of Common Stock. As of the Record Date, there were 63,038,284 shares of Series A Preferred Stock issued and outstanding and derivative securities issued and outstanding to purchase 49,477,380 shares of Series A Preferred Stock. As of the Record Date, not including the shares of Common Stock underlying the outstanding derivative securities to purchase shares of Common Stock, we have 396,463,297 shares of Common Stock that are authorized to be issued and are unissued; after giving effect to the issuance of the 240,048,622 shares of Common Stock underlying currently outstanding Common Stock derivative securities, we have 156,414,675 shares of Common Stock that are authorized to be issued and are unissued. As of the Record Date, not including the shares underlying the Company’s outstanding derivate securities to purchase Series A Preferred Stock, we have 36,961,716 shares of Series A Preferred Stock that are authorized to be issued and are unissued; after giving effect to the issuance of the 49,477,380 shares of Series A Preferred Stock underlying currently outstanding Series A Preferred Stock derivative securities, we do not have a sufficient number of shares of Series A Preferred Stock authorized to be issued. Accordingly, one of the reasons for increasing the Series A Preferred Stock is to provide for the issuance of up to 12,515,664 shares of Series A Preferred Stock that are not currently authorized. Additionally, in connection with a recent debt financing, we are required prior to October 2, 2017 to maintain an amount of shares authorized but unissued equal to five times an amount currently issuable upon conversion of the Convertible Notes (as defined herein) and exercise of the Warrants (as defined herein). As of the Record Date, there were a sufficient number of shares of Common Stock reserved for the current issuance of shares underlying the Convertible Notes and Warrants as of August 21, 2017, but not enough to reserve a five-times share amount. This amendment to the Articles of Incorporation will satisfy this contractual obligation.

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We do not presently have any agreements, commitments or arrangements regarding the 450,000,000 shares of our Common Stock that would be newly authorized upon the increase to our authorized Common Stock nor do we have any agreements, commitments or arrangements regarding the 150,000,000 shares of our “blank check” Preferred Stock that would be newly authorized upon the amendment to the Articles of Incorporation. With respect to the Series A Preferred Stock, there are also no agreements, commitments or arrangements except as set forth herein. Neither the Common Stock nor the Series A Preferred Stock has any cumulative voting, preemptive, subscription or conversion rights.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock and Preferred Stock or securities convertible into Common Stock, from time to time to raise additional capital necessary to support future growth of the Company. As a result of the increase in authorized shares of Common Stock and Preferred Stock, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock, Preferred Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional capital stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

The Effects, if any, on the Increase in the Company’s authorized shares of Capital Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of capital stock would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares will dilute the percentage ownership interest of existing holders of our Common Stock and Series A Preferred Stock and the value of the shares held by such shareholders may be diluted if shares are issued below what current stockholders paid for their shares.

For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock, Preferred Stock and Series A Preferred Stock:

	Prior to Amendment	After Giving Effect to the Amendment
Authorized Shares of Common Stock	500,000,000	950,000,000
Issued and Outstanding Shares of Common Stock(1)	103,536,703	103,536,703
Shares of Common Stock available for future issuance	396,465,297	846,465,297
Issued and Outstanding Shares of Series A Preferred Stock(2)	63,038,284	63,038,284
Shares of Series A Preferred Stock available for future issuance	36,961,716	86,961,716
Shares of “blank-check” Preferred Stock available for future issuance	-0-	150,000,000

______

(1)	This does not include 240,048,622 shares underlying outstanding derivative securities to purchase Common Stock.

(2)	This does not include 49,477,380 shares underlying outstanding derivative securities to purchase Series A Preferred Stock.

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As a result of the amendment, additional shares of Common Stock, Preferred Stock and Series A Preferred Stock would be available for issuance from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares of capital stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increase in authorized shares of capital stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock or Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock or Preferred Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Our Articles of Incorporation and bylaws currently allow the Board of Directors the right to issue Preferred Stock without obtaining additional approval of our stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company. Additionally, the Company has no current plans to use the newly authorized shares of Common Stock or Preferred Stock in connection with any merger, consolidation, or other business combination transaction.

Interest of the Directors and Officers and the Majority Shareholders in the Increase in Authorized Capital Stock

The current officers and directors of the Company, as well as the two majority stockholders executing the written consent, do not have any substantial interest, direct or indirect, in the amendment to our Articles of Incorporation, other than the majority shareholders owned derivative securities to purchase Series A Preferred Stock and the amendment to the Articles of Incorporation will reserve a sufficient number of shares of Series A Preferred Stock to accommodate the exercise of outstanding Series A Preferred Stock derivative securities (however, there existed a sufficient number of shares of Common Stock that were authorized to be issued to accommodate the exercise of, and immediate conversion into Common Stock, of the outstanding Series A Preferred Stock derivative securities).

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 500,000,000 shares of Common Stock, of which 103,536,703 shares of Common Stock are issued and outstanding as of August 21, 2017, and 100,000,000 shares of Preferred Stock, all of which are designated Series A Preferred Stock, of which 63,038,284 shares of Series A Preferred Stock are issued and outstanding as of August 21, 2017. An aggregate of 240,048,622 shares of Company Common Stock are reserved for issuance upon exercise or conversion of outstanding Common Stock derivative shares, and 49,477,380 shares of Series A Preferred Stock are reserved for issuance upon exercise of Series A Preferred Stock derivative shares.

Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board of Directors, out of funds legally available, subject to the dividend preference of the Series A Preferred Stock as discussed below. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Series A Preferred Stock liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Preferred Stock

The terms of the Series A Preferred Stock are set forth below.

Seniority: The shares of Series A Preferred Stock shall rank senior to the Common Stock and any other preference shares.

Dividends: The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (whether payable in cash or common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to $0.075.

Liquidation Preference: A liquidation event (“Liquidation”) shall occur in the event of (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s issued and outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company and, as a result of such transaction(s), the persons who were directors of the Company before such transaction(s) shall cease to constitute a majority of the Board of Directors or (iv) a liquidation, dissolution or winding up of the Company. In any Liquidation, each holder of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock then held, out of the proceeds of such Liquidation Event, the greater of (A) the sum of (i) an amount per share equal to $0.075, plus any then accrued but unpaid dividend on such share of Series A Preferred Stock and (ii) an amount per share based upon the distribution of the remaining assets to the holders of the Series A Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred Stock), or (B) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation.

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Voting. Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible.

Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into one share of Common Stock, subject to customary conversion price adjustments, including weighted average adjustments for below conversion price issuances with standard carve-outs.

Mandatory Conversion. All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, in the event of a closing of an underwritten public offering resulting in gross proceeds of at least $10 million.

Election of a Director. The Series A Preferred Stock holders have the right to appoint one director to the Company. To date, the holders of Series A Preferred Stock have not appointed a director.

Convertible Notes

In August 2017, the Company issued convertible notes to the investors in an aggregate principal amount of $4,190,463 for a purchase price of $3,561,894. The Convertible Notes bear interest at a rate of 10% per annum, payable quarterly on November 1, 2017, February 1, 2018, and May 1, 2018 and thereafter, on a monthly basis until maturity. The interest is payable in cash or, at the option of the Company, subject to compliance with Equity Conditions (as defined below), in fully tradable Company Common Stock at the lesser of the then conversion price and a 25% discount to the average of the five lowest closing bid prices for the twenty trading days prior to the interest payment date. The final maturity of the Convertible Notes is November 1, 2018, but commencing on May 1, 2018 and on the first day of each month thereafter until maturity, we are required to redeem an amount of the Convertible Notes equal to 1/7th of the original principal amount, plus 10% of such monthly redemption amount as a bonus. The principal payments shall be made in cash or, subject to the satisfaction of Equity Conditions, in our Common Stock valued at the lesser of the then conversion price and a 25% discount to the average of the five lowest closing bid prices for the twenty trading days prior to the amortization date.

The Convertible Notes are convertible at the option of the Purchasers at a conversion price equal to the lesser of (i) $0.075 per share of our Common Stock, (ii) 75% of the 10-day average closing bid price of our Common Stock for the period prior to the filing of a registration statement as described below (subject to a floor of $0.0375 per share), and (iii) 75% of the 10-day average closing bid price of our Common Stock for the 10-day period prior to the effective date of the registration statement (subject to a floor of $0.0375 per share). The Convertible Notes contain customary anti-dilution protection, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both conversion price and share amounts to be issued upon conversion). In the event of a closing of an $8 million financing in connection with a change in listing of our Common Stock to Nasdaq or the NYSE, the Convertible Notes shall be subject to mandatory conversion into our Common Stock at a 30% discount to the offering price. We shall be required to offer to prepay in cash the aggregate principal amount of the Convertible Notes at 120% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, at maturity, on the sale of substantially all of our assets, upon a change of control, upon a qualified offering, or upon a “fundamental transaction” (tender offer, reclassification, sale of substantially all assets and merger); in such an event, the Purchasers shall have the right to convert the Convertible Notes prior to the date of any such prepayment. The Convertible Notes contain standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Convertible Note and Transaction Documents (including the Registration Rights Agreement), the commencement of bankruptcy or insolvency proceedings, failure to timely deliver conversion shares underlying the Convertible Notes, failure to timely file Exchange Act filings, and failure to satisfy certain Equity Conditions.

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Equity Conditions mean, during the period in question, (a) the Company shall have duly honored all conversions and redemptions of the Convertible Notes, (b) we shall have complied with all conversion and other provisions of the Convertible Notes and shall have paid all liquidated damages and other amounts owing in respect of this Convertible Note, (c)(A) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell at least the number of shares of Common Stock issuable pursuant to the Transaction Documents at such time or (B) all of the underlying shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements, (d) our Common Stock is trading on a trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of our Common Stock for the issuance of five times all of the shares issuable pursuant to the Convertible Notes and Warrants, (f) there is no existing event of default or no existing event which, with the passage of time or the giving of notice, would constitute an event of default, (g) the issuance of the shares in question would not violate the beneficial ownership limitations in the Transaction Documents, (h) there has been no public announcement of a pending or proposed fundamental transaction or change of control transaction that has not been consummated, (i) the holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) our Common Stock is DWAC eligible and not subject to a DTC “chill;” and (k) for each trading day in a period of 10 consecutive trading days prior to the applicable date in question (A) the daily dollar trading volume for our Common Stock on the principal trading market exceeds $75,000 per trading day and (B) the weighted average stock price for our Common Stock on the principal trading market is above 50% of the closing stock price on August 3, 2017 (as adjusted for all stock splits stock dividends, stock combinations, reclassifications and other transactions).

We have the right at any time to redeem all, but not less than all, of the total outstanding amount of principal amount then remaining under the Convertible Notes at a price equal to 120% of such principal amount.

Common Stock Purchase Warrants

There are Common Stock purchase warrants issued and outstanding to purchase 59,072,837 shares of Common Stock at exercise prices of between $0.0825 per share and $0.09 per share, exercisable for cash or on a cashless basis, that expire in August 2022. The warrants contain customary anti-dilution provisions, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both exercise price and share amounts to be issued upon exercise).

Series A Preferred Stock Warrants

There are outstanding warrants to purchase up to 52,077,380 shares of Series A Preferred Stock at an exercise price of $0.0825 per share for cash or on a cashless basis that expire in January 2020.

Other Warrants and Options

The Company has other warrants and options issued and outstanding to purchase an aggregate of 12,587,289 shares of Company Common Stock at prices ranging from $0.005 to $0.09, expiring on various dates through August 2022.

Control Share Acquisition Provisions of the Florida Business Corporation Act

The “control share” provisions of Section 607.0902 of the Florida Business Corporation Act prohibits an acquirer, under certain circumstances, from voting its shares of Common Stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval from the disinterested shareholders. The Company’s articles of incorporation opts out of this provision, as provided for in the Florida Business Corporation Act, and accordingly, the control share statute is not applicable to us.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
September 6, 2017

/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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Appendix A

AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLE I

Corporate Name

The name of this corporation is Oncolix, Inc. (the “Corporation”).

ARTICLE IV

Capital Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the “Common Stock”) authorized to be issued by this Corporation shall be 950,000,000, with a par value of $0.0001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the Corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue 250,000,000 shares of $0.0001 par value preferred stock (the “Preferred Stock”). The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of various series may vary only with respect to:

(a)	the rate of dividend;
(b)	whether the shares may be called and, if so, the call price and the terms and conditions of call;
(c)	the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d)	sinking fund provisions, if any, for the call or redemption of the shares;
(e)	the terms and conditions, if any, on which the shares may be converted;
(f)	voting rights; and
(g)	whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. DESIGNATION OF SERIES A PREFERRED STOCK: The Board of Directors of the Corporation has designated 150,000,000 of its Preferred Stock as series A preferred stock, par value $.0001 per share (“Series A Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

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1. DIVIDENDS.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (whether payable in cash or Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.075 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2. LIQUIDATION, DISSOLUTION OR WINDING UP

2.1 In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any then accrued but unpaid dividend on such share of Series A Preferred Stock. If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Upon the completion of the distribution required by Section 2.1 to be paid to the holders of shares of Series A Preferred Stock, in addition to the amounts set forth in Section 2.1 above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock). The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3 After payment of the full amount of the Series A Liquidation Amount, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

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2.4 Liquidation Event.

2.4.1 For purposes of this Section 2, a “Liquidation Event” shall include (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Corporation’s assets, (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s issued and outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation and, as a result of such transaction(s), the persons who were directors of the Company before such transaction(s) shall cease to constitute a majority of the board of directors or (iv) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction; provided further, however, that the entry into a license agreement with respect to material technology or intellectual property of the Corporation, even if such technology or prospect constitutes substantially all of the Corporation’s assets (“Technology License”), shall not be deemed a Liquidation Event. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis). In any Liquidation Event, each holder of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock then held, out of the proceeds of such Liquidation Event, the greater of (A) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 2.1 and Section 2.2 above with respect to the Series A Preferred Stock, or (B) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event.

2.4.2 In any Liquidation Event, if proceeds received by the Corporation or its stockholders are other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

2.4.2.1 If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

2.4.2.2 If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

2.4.2.3 If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock (voting on an as-converted basis).

2.4.2.4 The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event may be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

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2.4.3 In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

2.4.3.1 cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

2.4.3.2 cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2.4.4 hereof.

2.4.4 The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Series A Preferred Stock that (i) are entitled to such notice rights or similar notice rights and (ii) represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

3. VOTING

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Series A Preferred Stock Protective Provisions. So long as at least 14,000,000 shares of Series A Preferred Stock remain issued and outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock (voting together as a single class and not as a separate series, and on an as converted basis):

3.2.1 effect any Liquidation Event, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation, in which the holders of the Corporation’s voting power immediately prior to such transaction will hold less than a majority of the Corporation’s voting power immediately after such transaction;

3.2.2 amend, alter or repeal any provision of the Articles of Incorporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock or increase the authorized number of shares of Series A Preferred Stock;

3.2.3 create, or authorize the creation of, or increase the authorized amount of, or issue or obligate itself to issue shares of, or reclassify outstanding shares to, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

3.2.4 pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation.

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3.3 Director Approval Rights. So long as at least 14,000,000 shares of the Series A Preferred Stock remain issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the approval of the Board of Directors, including the approval of the Series A Director, if one is elected:

3.3.1 take any action to appoint or terminate the Corporation’s chief executive officer;

3.3.2 change the principal business of the Company, enter new lines of business, or exit the current line of business;

3.3.3 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security in excess of $1 million, other than trade credit incurred in the ordinary course of business;

3.3.4 enter into a Technology License;

3.3.5 enter into any corporate strategic relationship, including the acquisition of another entity or business, involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million; or

3.3.6 adopt an annual budget, which shall not be amended, altered or repealed without a majority vote of the Company’s Board of Directors.

3.4 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of the holders of Series A Preferred Stock. If the holders of shares of Series A Preferred Stock, fail to elect the Series A Director, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3, then the Series A Director shall remain vacant until such time as the holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than holders of Series A Preferred Stock, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. A vacancy of the Series A Director shall be filled only by vote or written consent in lieu of a meeting of the holders of Series A Preferred Stock. The rights of the holders of the Series A Preferred Stock to elect the Series A Director as set forth in this Section 3.4, shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than 14,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).

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4. VOLUNTARY CONVERSION.

The holders of the Series A Preferred Stock shall have conversion rights as follows:

4.1 Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.075. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock, and (iii) pay any then accrued but unpaid dividend on such share of Series A Preferred Stock, if any.

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4.3.2 Reservation of Shares. The Corporation shall at all times when shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except (i) the right of the holders thereof to receive shares of Common Stock in exchange therefore, (ii) to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2, and (iii) to receive payment for any then accrued but unpaid dividend on such share of Series A Preferred Stock, if any. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean August 1, 2017.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation on or after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock, Options or Convertible Securities issued to employees or directors of the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

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(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security outstanding as of the Series A Original Issue Date;

(v) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by a majority of the disinterested members of the Board of Directors of the Corporation;

(vi) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development or other similar agreements or strategic partnerships approved by a majority of the disinterested members of the Board of Directors; or

(vii) all shares of Common Stock issued in exchange for Oncolix, Inc. common stock in connection with the reorganization with the Corporation that occurred on or about the date of the Series A Original Issue Date (“Reorganization”), excluding any Convertible Securities issued in connection with the Reorganization.

4.4.2 No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation, at any time or from time to time after the Series A Original Issue Date, shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

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4.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time on or after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 =CP1* (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities, including the Series A Preferred Stock, outstanding immediately prior to such issue;

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

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(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.4.4 then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which the first share of Series A Preferred Stock was issued, effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the date on which the first share of Series A Preferred Stock was issued, combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

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4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, except any dividend or distribution prohibited pursuant to Section 1 above, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction. In the event of a liquidation, dissolution or winding up of the Corporation, including as contemplated in this Section 4.8, the conversion rights provided for in this Section 4 shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than twenty (20) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock. No payment shall be made by Corporation for fractional shares for any holder resulting from this adjustment or readjustment.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

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5. MANDATORY CONVERSION.

5.1 Mandatory Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation; or (b) the written consent or approval of the majority of the shares of Series A Preferred Stock then outstanding (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate; (ii) any accrued, but unpaid dividend shall be paid to the holder; and (iii) the shares of Series A Preferred Stock may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (i) issue and deliver to each holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock, and (iii) pay any then accrued but unpaid dividend on such share of Series A Preferred Stock. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6. REDEEMED, PURCHASED OR OTHERWISE ACQUIRED SHARES.

Any shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption or purchase.

7. WAIVER.

Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 51% of the shares of Series A Preferred Stock then outstanding.

8. NOTICES.

Any notice required or permitted by the provisions of this Article IV.C to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

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